Exhibit 10.2

FIRST AMENDMENT TO NOTE AND SECURITY AGREEMENT

This First Amendment to Note and Security Agreement (the “Amendment”), dated effective as of February 11, 2023, is made by and among Creative Realities, Inc., a Minnesota corporation (“CRI”), and Reflect Systems, Inc., a Delaware corporation (“RSI” and together with CRI, each a “Borrower” and collectively, the “Borrowers”), and RSI Exit Corporation, a Texas corporation (the “Stockholders’ Representative”).

RECITALS

A.         Stockholders’ Representative is the holder of that certain Note and Security Agreement dated February 17, 2022 (as amended from time to time, the “Note”) made payable by the Borrowers to the order of the Stockholders’ Representative in the original principal amount of $2,500,000.00 and issued pursuant to that certain Amendment to Agreement and Plan of Merger dated February 7, 2022, which amended the Agreement and Plan of Merger dated November 12, 2021 (as amended from time to time, the “Merger Agreement”) by and among the Borrowers, the Stockholders’ Representative and the other parties thereto.

B.         The Borrowers have requested that the Stockholders’ Representative extend the Maturity Date of the Note and the Stockholders’ Representative is willing to do so upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.    Acknowledgment. On or prior to February 15, 2023, Borrowers shall have paid into escrow (a) twelve (12) principal payments of $104,167.67 (an aggregate of $1,250,012.04 or the “Prior Principal Payments”) on the Note and (b) accrued and unpaid interest due under the Note of $11,842.67 (the “Accrued Interest”). Borrowers and Stockholders’ Representative acknowledge and agree that as of February 15, 2023 and the release of the Prior Principal Payments and Accrued Interest from escrow the outstanding principal amount of the Note is $1,249,987.96 (the “Existing Principal Balance”).

2.    Defined Terms. Capitalized terms used in this Amendment which are defined in the Note shall have the same meanings as defined therein, unless otherwise defined herein. In addition, the following terms are hereby added to, or amended in, the Note, as follows:

“Maturity Date” means February 17, 2024.

3.    Interest Rate. Effective as of the date of this Amendment, the interest rate set forth in Section 1 of the Note is hereby modified to be a fixed rate equal to four and six tenths of one percent (4.60%). Interest shall accrue on the Existing Principal Balance and is payable on the Maturity Date.

4.    No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Note remain in full force and effect.

5.    Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be considered as an original, but when taken together shall constitute one document.

6.    Integration. This Amendment and the Note constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Upon execution hereof, Lender will permanently attach this Amendment to the Note, making it a part thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Borrowers has caused this Amendment to be executed and delivered by its duly authorized representative as of the date indicated above.

BORROWERS:	Creative Realities, Inc.

By: /s/ Will Logan Name: Will Logan Title: Chief Financial Officer

Reflect Systems, Inc.

By: /s/ Will Logan Name: Will Logan Title: Chief Financial Officer

Acknowledged and Agreed:

STOCKHOLDERS’ REPRESENTATIVE:	RSI Exit Corporation

By: /s/ William E. Warren Name: William E. Warren Title: President

Signature Page to First Amendment to Note and Security Agreement